UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2013

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On January 31, 2013, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Alliant Techsystems Inc. (“ATK”) approved amendments to ATK’s qualified retirement plans to freeze the current pension formulas for affected employees who earn a benefit under ATK’s defined benefit pension plans and to implement a new cash balance formula.  The changes also provide for an increase in the maximum matching contribution in ATK’s 401(k) Plan for those affected employees.  In connection with these amendments, the Committee also approved corresponding changes to ATK’s nonqualified defined benefit Supplemental Executive Retirement Plan (“DB SERP”) and Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”) for certain highly compensated employees.  ATK expects these plan amendments to enhance its business competitiveness and also make its benefit costs more predictable and sustainable.

Specifically, the key amendments to ATK’s qualified and nonqualified retirement plans are as follows:

•                  Effective June 30, 2013, a freeze of affected employees’ current pension formulas under ATK’s qualified defined benefit pension plans.

•                  Effective July 1, 2013, the implementation of a new cash balance formula in those pension plans, in which each affected employee will have a hypothetical individual account that will be provided with pay credits based on the sum of that employee’s age plus years of pension service as of December 31 of each calendar year, plus 4% annual interest credits.

•                  Effective July 1, 2013, an increase in the maximum matching contribution in ATK’s 401(k) Plan for affected employees, to 4.5% of eligible pay.

•                  After June 30, 2013, DB SERP participants will no longer earn benefits based on the current formulas under the qualified defined benefit plans.  Instead, those participants will earn benefits based on the new cash balance formula in the qualified defined benefit plans but only with respect to eligible pay that exceeds the IRS annual compensation limit ($255,000 in 2013) and any eligible pay deferred under ATK’s Nonqualified Deferred Compensation Plan.  The amended and restated DB SERP is attached to this report as Exhibit 10.1 and is hereby incorporated by reference.

•                  Effective July 1, 2013, the provision of a supplemental allocation in the DC SERP equal to the maximum matching contribution percentage in ATK’s 401(k) Plan (4.5%) of eligible pay in excess of the IRS annual compensation limit for participants who contribute the maximum allowable before-tax or Roth 401(k) contribution to the 401(k) Plan.  The amended and restated DC SERP is attached to this report as Exhibit 10.2 and is hereby incorporated by reference.

These amendments to ATK’s qualified and nonqualified retirement plans apply to ATK’s executive officers.  For those executive officers who participate in ATK’s qualified and nonqualified defined benefit retirement plans, the impact of the amendments is generally expected to decrease the future benefits they otherwise would have received under those defined benefit retirement plans and increase by a lesser amount the benefits they are anticipated to receive under ATK’s defined contribution plans (the 401(k) Plan and DC SERP).  For those executive officers who do not participate in ATK’s defined benefit plans, their future benefits under the DC SERP may increase to provide an equivalent, market-competitive retirement benefit to all of ATK’s executive officers.  ATK’s named executive officers and other employees affected by the pension formula change will retain benefits earned through June 30, 2013 under their current pension formulas.  Benefit amounts related to these amendments will be reflected in ATK’s future annual meeting proxy statements for ATK’s named executive officers.

Item 7.01.  Regulation FD Disclosure.

The information in Item 5.02(e) above is hereby furnished under this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Alliant Techsystems Inc. Defined Benefit Supplemental Executive Retirement Plan, as Amended and Restated effective July 1, 2013.
10.2	Alliant Techsystems Inc. Defined Contribution Supplemental Executive Retirement Plan, as Amended and Restated effective July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ SCOTT D. CHAPLIN
	Name:	Scott D. Chaplin
	Title:	Senior Vice President, General
Counsel and Secretary

Date: February 4, 2013